SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2005

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

12061 Bluemont Way, Reston, Virginia		20190
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02c. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2005, SLM Corporation issued a press release announcing the promotion of Thomas J. (Tim) Fitzpatrick to President and Chief Executive Officer, effective May 2005.  Mr. Fitzpatrick, who is currently the Company’s President and Chief Operating Officer, will succeed Albert L. Lord as CEO.  Mr. Lord is expected to be elected Chairman at the Board’s meeting later this month.  The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and contains information relating to Mr. Fitzpatrick. A copy of Mr. Fitzpatrick's current employment agreement with the Company has been filed as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2002 filed with the Commisssion on May 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By:	/s/ C.E. ANDREWS
	Name:	C.E. Andrews
	Title:	Executive Vice President, Accounting and Risk Management

Dated: March 3, 2005

SLM CORPORATION

Form 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 1, 2005